Exhibit 99.1


Enterasys Networks Reports First Quarter 2004 Results in Line with Expectations

           New Products Reach 45 Percent of Product Revenue;
        Company Restructuring to Drive Secure Networks Strategy

    Enterasys Networks Inc. (NYSE: ETS), a leading provider of Secure Networks(TM) for enterprise customers, today announced financial results for its first fiscal quarter ended April 3, 2004.
    Net revenue for the first quarter of 2004 was $87.2 million, compared with net revenue of $103.3 million for the fourth quarter of 2003. Net loss for the first quarter of 2004 was $35.7 million, or $0.16 per share, compared with a net loss of $8.9 million, or $0.04 per share, in the fourth quarter of 2003.
    The net loss for the first quarter of 2004 included primarily non-cash charges of $15.2 million, consisting of $8.7 million due to the impairment of certain intangible technology assets, $3.4 million to lower the carrying value of certain legacy minority investments, and $3.1 million for excess and obsolete second- and third-generation inventory. The Company also recorded a $4.5 million restructuring charge. These charges, totaling $19.7 million, accounted for $0.09 per share of the loss for the quarter.
    Enterasys ended the first quarter of 2004 with $201.9 million in cash and marketable securities, including $10.8 million of restricted cash. This compares with $221.1 million of cash and marketable securities at year-end 2003, including $18.7 million of restricted cash.

    Comments on the Quarter

    "The Company's first-quarter revenue was within the range we provided in mid-March," said William K. O'Brien, chief executive officer of Enterasys. "As we previously indicated, a number of factors affected our results. These included a decline in service revenue, deal-specific pricing pressure, delays in various government budget cycles, and sales execution issues that led us to make leadership changes in the sales organization."

    Product Highlights

    "New products reached 45 percent of product revenue in the first quarter, an increase of 10 percentage points from the fourth quarter of 2003," said Enterasys President Mark Aslett. The Company's high-end Layer 3 switching platform, the Matrix N-Series, increased to approximately one-third of product shipments in the first quarter, compared with 25 percent in the fourth quarter of 2003.
    "With each new product launch, our Secure Networks solutions are resonating more forcefully with the Company's customers, prospects and channel partners," Aslett said. "In the first quarter, response to these offerings was strongest in the transportation, healthcare, education, and state and local government verticals."

    Restructuring

    Enterasys also announced today a restructuring of its operations around its Secure Networks strategy as part of a company-wide cost-reduction plan. This includes a reduction of approximately 200 employees, or 14 percent of the Company's workforce, as well as an organizational realignment involving several functional areas.
    The Company expects the restructuring to reduce expenses by approximately $28 million on an annual basis, which will reduce the breakeven level and bring costs more in line with revenue. In addition to reducing expenses, Enterasys expects these actions, in combination with recent sales management changes, will strengthen its competitiveness and accelerate growth.

    Outlook

    "In identifying expense reductions and opportunities for performance improvement," said O'Brien, "we have been careful to protect our corporate strengths and maintain our ability to invest in Enterasys' future. We have strong product momentum and new sales leadership, and we anticipate second-quarter revenue will be modestly higher on a sequential basis. We remain committed to our goal of returning to profitability and positive cash flow in the second half of 2004."

    Conference Call

    Enterasys Networks will host a conference call today at 5:00 p.m. ET to discuss its results and strategy. The live call may be accessed from the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/. The call will also be available for replay beginning at 8:00 p.m. ET on April 27th and ending May 11th 2004. To access the replay, dial 888-286-8010 and enter pass code 73193736 or visit the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/.

    About Enterasys Networks

    Enterasys Networks (NYSE: ETS) is a global provider of Secure Networks(TM) for enterprise-class customers. Enterasys' innovative network infrastructure offerings deliver the security, productivity and adaptability benefits required by Global 2000 organizations, coupled with the industry's strongest service and support. For more information on Enterasys and its products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems (IDS), visit enterasys.com.

    This press release contains projections and other forward-looking statements regarding future revenue, cash flows and other financial performance metrics, or other future events and circumstances, and actual results, events and circumstances could differ materially. Such statements include, but are not limited to, statements reflecting management's expectations regarding our future financial performance; strategic relationships and market opportunities; and our other business and marketing strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the lingering effects of the recently settled SEC investigation and our financial statement restatements could materially harm our business, operating results and financial condition; worldwide economic weakness, deteriorating market conditions and recent political and social turmoil have negatively affected our business and revenues and made forecasting more difficult, which could harm our financial condition; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results are likely to fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we may need additional capital to fund our future operations and, if it is not available when needed, our business and financial condition may be harmed; pending and future litigation could materially harm our business, operating results and financial condition; the limitations of our director and officer liability insurance may materially harm our financial condition; our failure to improve our management information systems and internal controls could harm our business; we have experienced significant turnover of senior management and our current management team has been together for only a limited time, which could harm our business operations; retaining key management and employees is critical to our success; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; we may be unable to expand our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we expect the average selling prices of our products to decrease over time, which may reduce our revenue and gross margins; we use several key components for our products that we purchase from single or limited sources, and we could lose sales if these sources fail to fulfill our need on a timely basis; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 3, 2004. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.


ENTERASYS NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
                                        First     Fourth      First
                                       Quarter    Quarter    Quarter
                                        Ended      Ended      Ended
                                       April 3,  January 3,  March 29,
                                         2004       2004       2003
                                      ---------- ---------- ----------
Net revenue:
  Product                               $62,799    $74,893    $74,461
  Services                               24,395     28,396     29,996
                                      ---------- ---------- ----------
    Total revenue                        87,194    103,289    104,457
Cost of revenue:
  Product                                33,402     34,111     41,537
  Services                               10,024     11,327      9,970
                                      ---------- ---------- ----------
    Total cost of revenue                43,426     45,438     51,507

      Gross margin                       43,768     57,851     52,950

Operating expenses:
  Research and development               20,474     20,700     20,041
  Selling, general and administrative    42,442     40,168     44,668
  Amortization of intangible assets       1,598      1,598      1,737
  Impairment of intangible assets         8,734          -          -
  Restructuring charges (a)               4,485        991          -
                                      ---------- ---------- ----------
    Total operating expenses             77,733     63,457     66,446
                                      ---------- ---------- ----------

       Loss from operations             (33,965)    (5,606)   (13,496)

Interest income, net                        850        962      1,661
Other (expense) income, net              (2,867)    (4,291)       291
                                      ---------- ---------- ----------
    Loss before income taxes            (35,982)    (8,935)   (11,544)
Income tax (benefit) expense               (283)         -        749
                                      ---------- ---------- ----------
    Net loss                            (35,699)    (8,935)   (12,293)

Accretive dividend and accretion of
 discount on preferred shares                 -          -     (2,192)
                                      ---------- ---------- ----------
    Net loss available to common
     shareholders                      $(35,699)   $(8,935)  $(14,485)
                                      ========== ========== ==========


Basic and diluted net loss available
 to common shareholders                  $(0.16)    $(0.04)    $(0.07)
                                      ========== ========== ==========

Basic and diluted weighted average
 number of common shares outstanding    217,052    208,777    202,196
                                      ========== ========== ==========


(a) For the quarter ended April 3, 2004, the Company recorded restructuring charges of $4.5 million of which $3.8 million consisted of employee severance costs and $0.7 million for facility exit costs. For the quarter ended January 3, 2004, the Company recorded restructuring charges of $1.0 million which consisted of employee severance costs.


ENTERASYS NETWORKS, INC
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
                                               April 3,     January 3,
                                                 2004          2004
                                            ------------  ------------
                   ASSETS
                                                               (a)
Current assets:
  Cash and cash equivalents                    $131,665      $136,801
  Marketable securities                          24,591        29,851
  Accounts receivable, net                       31,728        37,541
  Inventories, net                               27,770        29,049
  Income tax receivable                           1,879           595
  Prepaid expenses and other current assets      19,129        18,497
                                            ------------  ------------
    Total current assets                        236,762       252,334

Restricted cash, cash equivalents and
 marketable securities                           10,762        18,693
Long-term marketable securities                  34,914        35,803
Investments                                       9,019        11,417
Property, plant and equipment, net               36,519        37,881
Goodwill                                         15,129        15,129
Intangible assets, net                            7,021        17,353
                                            ------------  ------------
    Total assets                               $350,126      $388,610
                                            ============  ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $42,999       $39,738
  Accrued compensation and benefits              20,106        26,832
  Other accrued expenses                         17,848        24,114
  Accrued legal and litigation costs              9,114         8,338
  Accrued restructuring charges                   8,150         6,407
  Deferred revenue                               43,013        41,187
  Customer advances and billings in excess
   of revenues                                    6,645         7,323
  Income taxes payable                           44,589        44,275
                                            ------------  ------------
    Total current liabilities                   192,464       198,214

  Deferred revenue -long term                     6,403         6,217
  Accrued restructuring charges- long term        3,922         4,118
                                            ------------  ------------
    Total liabilities                           202,789       208,549

Stockholders' equity                            147,337       180,061
                                            ------------  ------------
    Total liabilities and stockholders'
     equity                                    $350,126      $388,610
                                            ============  ============

(a) The Balance Sheet at January 3, 2004 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements.


ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

                                         First Quarter  First Quarter
                                             Ended          Ended
                                         April 3, 2004  March 29, 2003
                                         -------------- --------------
Cash flows from operating activities:
  Net loss                                    $(35,699)      $(12,293)
  Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
    Depreciation and amortization                6,392          7,707
    Provision for (recoveries) losses on
     accounts receivable                          (550)        (1,310)
    Provision for inventory write-downs          3,663          1,936
    Loss on investment write-downs               2,370            182
    Impairment of intangible assets              8,734              -
    Valuation allowance for notes
     receivable                                      -         (2,450)
    Other non-cash adjustments                     366           (230)
    Changes in current assets and
     liabilities                                (3,409)        24,031
                                         -------------- --------------
      Net cash (used in) provided by
       operating activities                    (18,133)        17,573
                                         -------------- --------------

Cash flows from investing activities:
    Capital expenditures                        (3,441)        (2,380)
    Purchases and sales of marketable
     securities                                     31         51,811
    Other investing activities                  14,188          1,058
                                         -------------- --------------
      Net cash provided by investing
       activities                               10,778         50,489
                                         -------------- --------------

Cash flows from financing activities:
    Proceeds from employee stock plans           2,879          1,362
    Proceeds from notes receivable                   -          2,500
    Net payments for redemption of Series
     D and E Preferred Stock                         -        (96,814)
                                         -------------- --------------
      Net cash provided by (used in)
       financing activities                      2,879        (92,952)
                                         -------------- --------------

Effect of exchange rate changes on cash           (660)           211
                                         -------------- --------------

Net increase in cash and cash equivalents       (5,136)       (24,679)
Cash and cash equivalents at beginning of
 period                                        136,801        136,193
                                         -------------- --------------
Cash and cash equivalents at end of
 period                                       $131,665       $111,514
                                         ============== ==============


    CONTACT: Enterasys Networks
             Kevin Flanagan, 978-684-1473
             kflanaga@enterasys.com